GLOBE LIFE INC. REPORTS
Second Quarter 2023 Results

McKinney, TX, July 26, 2023—Globe Life Inc. (NYSE: GL) reported today that for the quarter ended June 30, 2023, net income was $2.24 per diluted common share, compared with $2.26 per diluted common share for the year-ago quarter. Net operating income for the quarter was $2.61 per diluted common share, compared with $2.54 per diluted common share for the year-ago quarter.

The results included herein reflect the adoption of ASU 2018-12, Financial Services - Insurance (Topic 944): Targeted Improvements to the Accounting for Long-Duration Contracts (LDTI). Globe Life Inc. implemented the standard on January 1, 2023 using the modified retrospective transition method at adoption. As a result of this election, the prior year figures have been restated as of January 1, 2021 with impacts to Shareholders' Equity, underwriting margins and net income.

HIGHLIGHTS:

●	Net income as an ROE was 22.4% for the six months ended June 30, 2023. Net operating income as an ROE excluding accumulated other comprehensive income (AOCI) was 14.6% for the same period.

●
At the Liberty National Division, life net sales and health net sales increased over the year-ago quarter by 21% and 18%, respectively. Additionally, life premiums increased 7% and the average producing agent count increased 17% over the year-ago quarter.

●
At the Family Heritage Division, health net sales increased 19% and premiums increased 8% over the year-ago quarter. Additionally, the average producing agent count increased 15% over the year-ago quarter.

●	The combined average agent count for the three exclusive agencies surpassed 15,000 for the first time.

●	Net investment income grew 7% over the year-ago quarter.

●	778,328 shares of Globe Life Inc. common stock were repurchased during the quarter.

Note: As used in the earnings release, "Globe Life," the "Company," "we," "our," and "us" refer to Globe Life Inc., a Delaware corporation incorporated in 1979, its subsidiaries and affiliates.

GL Q2 2023 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q2 2023
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
RESULTS OF OPERATIONS

Net operating income, a non-GAAP(1) financial measure, has been used consistently by Globe Life’s management for many years to evaluate the operating performance of the Company, and is a measure commonly used in the life insurance industry. It differs from net income primarily because it excludes certain non-operating items such as realized investment gains and losses and certain significant and unusual items included in net income. Management believes an analysis of net operating income is important in understanding the profitability and operating trends of the Company’s business. Net income is the most directly comparable GAAP measure.

The following table represents Globe Life's operating summary for the three months ended June 30, 2023 and 2022:

Operating Summary
	Per Share
	Three Months Ended June 30,			Three Months Ended June 30,
	2023	2022	% Chg.	2023	2022	% Chg.
Insurance underwriting income(2)	$3.28	$3.24	1	$315,356	$320,616	(2)
Excess investment income(2)	0.33	0.24	38	31,385	24,065	30
Interest on debt	(0.27)	(0.22)	23	(25,818)	(21,828)	18
Parent Company expense	(0.03)	(0.03)		(3,088)	(2,893)
Income tax expense	(0.63)	(0.63)	—	(60,801)	(62,204)	(2)
Stock compensation benefit (expense), net of tax	(0.06)	(0.06)		(5,558)	(6,083)
Net operating income	2.61	2.54	3	251,476	251,673	—

Reconciling items, net of tax:
Realized gain (loss)—investments	(0.38)	(0.24)		(36,216)	(24,052)
Non-operating expenses	—	(0.04)		—	(3,648)
Net income(3)	$2.24	$2.26		$215,260	$223,973

Weighted average diluted shares outstanding	96,251	98,941
(1)GAAP is defined as accounting principles generally accepted in the United States of America.
(2)Definitions included within this document.
(3)A GAAP-basis condensed consolidated statement of operations is included in the appendix of this report.

Note: Tables in this earnings release may not sum due to rounding.

GL Q2 2023 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q2 2023
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
MANAGEMENT VS. GAAP MEASURES

Shareholders' equity, excluding AOCI, and book value per share, excluding AOCI, are non-GAAP measures that are utilized by management to view the business without the effect of changes in AOCI, which are primarily attributable to fluctuation in interest rates. Management views the business in this manner because it creates more meaningful and easily identifiable trends, as we exclude fluctuations resulting from changes in interest rates. Shareholders' equity and book value per share are the most directly comparable GAAP measures.

	Six Months Ended June 30,
	2023	2022
Net income as an ROE(1)	22.4%	35.6%
Net operating income as an ROE (excluding AOCI)	14.6%	15.6%

	June 30,
	2023	2022
Shareholders' equity	$3,980,306	$3,220,303
Impact of adjustment to exclude AOCI	2,943,897	3,228,025
Shareholders' equity, excluding AOCI	$6,924,203	$6,448,328

Book value per share	$41.44	$32.78
Impact of adjustment to exclude AOCI	30.65	32.86
Book value per share, excluding AOCI	$72.09	$65.64
(1) Calculated using average shareholders' equity for the measurement period.

INSURANCE OPERATIONS:

Life insurance accounted for 76% of the Company’s insurance underwriting margin for the quarter and 70% of total premium revenue.

Health insurance accounted for 24% of the Company's insurance underwriting margin for the quarter and 30% of total premium revenue.

Net sales of life insurance were flat for the quarter, but net health sales increased 12%.

The following table summarizes Globe Life's premium revenue by product type for the three months ended June 30, 2023 and 2022:

Insurance Premium Revenue
	Quarter Ended
	June 30, 2023	June 30, 2022	% Chg.
Life insurance	$781,733	$756,892	3
Health insurance	329,187	320,307	3
Annuity	—	—
Total	$1,110,920	$1,077,199	3

GL Q2 2023 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q2 2023
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
INSURANCE UNDERWRITING INCOME

Insurance underwriting margin is management’s measure of profitability of the Company's life, health, and annuity segments’ underwriting performance, and consists of premiums less policy obligations (excluding interest on policy liabilities), commissions and other acquisition expenses. Insurance underwriting income is the sum of the insurance underwriting margins of the life, health, and annuity segments, plus other income, less administrative expenses. It excludes the investment segment, interest on debt, Parent Company expense, stock compensation expense and income taxes. Management believes this information helps provide a better understanding of the business and a more meaningful analysis of underwriting results by distribution channel. Insurance underwriting income, a non-GAAP measure, is a component of net operating income, which is reconciled to net income in the Results of Operations section above.

The following table summarizes Globe Life's insurance underwriting income by segment for the three months ended June 30, 2023 and 2022:

Insurance Underwriting Income
	Quarter Ended
	June 30, 2023	% of Premium	June 30, 2022	% of Premium	% Chg.
Insurance underwriting margins:
Life	$296,130	38	$299,125	40	(1)
Health	92,419	28	91,911	29	1
Annuity	2,181		2,981
	390,730		394,017		(1)
Other income	85		299
Administrative expenses	(75,459)		(73,700)		2
Insurance underwriting income	$315,356		$320,616		(2)
Per share	$3.28		$3.24		1

The ratio of administrative expenses to premium was 6.8%, same as the year-ago quarter.

GL Q2 2023 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q2 2023
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
LIFE INSURANCE RESULTS BY DISTRIBUTION CHANNEL

Our distribution channels consist of the following exclusive agencies: American Income Life Division (American Income), Liberty National Division (Liberty National) and Family Heritage Division (Family Heritage); an independent agency, United American Division (United American); and our Direct to Consumer Division (Direct to Consumer).

Total premium, underwriting margins, first-year collected premium and net sales by all distribution channels are shown at https://investors.globelifeinsurance.com at "Financial Reports and Other Financial Information."

Life Underwriting Margin
	Quarter Ended
	June 30,
	2023		2022
	Amount	% of Premium	Amount	% of Premium	% Chg.
American Income	$179,537	45	$176,877	47	2
Direct to Consumer	56,433	23	61,472	25	(8)
Liberty National	28,386	33	27,742	34	2
Other	31,774	61	33,034	63	(4)
Total	$296,130	38	$299,125	40	(1)

Life Premium
	Quarter Ended
	June 30,
	2023	2022	% Chg.
American Income	$394,620	$375,748	5
Direct to Consumer	248,607	247,264	1
Liberty National	86,634	81,316	7
Other	51,872	52,564	(1)
Total	$781,733	$756,892	3

Life Net Sales(1)
	Quarter Ended
	June 30,
	2023	2022	% Chg.
American Income	$81,940	$85,164	(4)
Direct to Consumer	31,629	32,616	(3)
Liberty National	23,269	19,260	21
Other	2,450	2,580	(5)
Total	$139,288	$139,620	—
(1)Net sales, a statistical performance measure, is calculated as annualized premium issued, net of cancellations in the first thirty days after issue, except in the case of Direct to Consumer, where net sales is annualized premium issued at the time the first full premium is paid after any introductory offer period has expired. Management considers net sales to be a better indicator of the rate of premium growth than annualized premium issued.

GL Q2 2023 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q2 2023
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
HEALTH INSURANCE RESULTS BY DISTRIBUTION CHANNEL

Health Underwriting Margin
	Quarter Ended
	June 30,
	2023		2022
	Amount	% of Premium	Amount	% of Premium	% Chg.
United American	$14,753	11	$16,880	12	(13)
Family Heritage	32,704	33	28,743	32	14
Liberty National	26,208	56	25,773	55	2
American Income	18,169	62	18,613	63	(2)
Direct to Consumer	585	3	1,902	11	(69)
Total	$92,419	28	$91,911	29	1

Health Premium
	Quarter Ended
	June 30,
	2023	2022	% Chg.
United American	$137,453	$135,444	1
Family Heritage	98,129	90,758	8
Liberty National	46,903	46,846	—
American Income	29,527	29,411	—
Direct to Consumer	17,175	17,848	(4)
Total	$329,187	$320,307	3

Health Net Sales(1)
	Quarter Ended
	June 30,
	2023	2022	% Chg.
United American	$12,933	$12,377	4
Family Heritage	23,010	19,405	19
Liberty National	8,058	6,823	18
American Income	4,712	4,807	(2)
Direct to Consumer	707	642	10
Total	$49,420	$44,054	12
(1)Net sales, a statistical performance measure, is calculated as annualized premium issued, net of cancellations in the first thirty days after issue, except in the case of Direct to Consumer, where net sales is annualized premium issued at the time the first full premium is paid after any introductory offer period has expired. Management considers net sales to be a better indicator of the rate of premium growth than annualized premium issued.

GL Q2 2023 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q2 2023
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
PRODUCING EXCLUSIVE AGENT COUNT RESULTS BY DISTRIBUTION CHANNEL

	Quarterly Average Producing Agent Count(1)
	Quarter Ended			Quarter Ended
	June 30,			March 31,
	2023	2022	% Chg.	2023
American Income	10,488	9,670	8	9,714
Liberty National	3,180	2,713	17	3,011
Family Heritage	1,345	1,173	15	1,298

(1) The quarterly average producing agent count is based on the actual count at the end of each week during the period.

INVESTMENTS

Management uses excess investment income as the measure to evaluate the performance of the investment segment. It is defined as net investment income less the required interest attributable to policy liabilities. We also view excess investment income per diluted common share as an important and useful measure to evaluate performance of the investment segment, since it takes into consideration our stock repurchase program.

The following table summarizes Globe Life's investment income, excess investment income, and excess investment income per diluted common share.

Excess Investment Income
	Quarter Ended
	June 30,
	2023	2022	% Chg.
Net investment income	$261,244	$244,712	7
Interest on policy liabilities(1)	(229,859)	(220,647)	4
Excess investment income	$31,385	$24,065	30
Per share	$0.33	$0.24	38
(1)Interest on policy liabilities is a component of total policyholder benefits, a GAAP measure. The amounts presented for 2022 have been retrospectively adjusted to exclude the interest on deferred acquisition costs due to the LDTI standard and the interest on debt.

Net investment income increased 6.8%, and average invested assets increased 3.5%. Required interest on policy liabilities increased 4.2%, and average policy liabilities increased 4.4%.

GL Q2 2023 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q2 2023
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
The composition of the investment portfolio at book value at June 30, 2023 is as follows:

Investment Portfolio
	As of
	June 30, 2023
	Amount	% of Total
Fixed maturities at fair value(1)	$17,033,450	91
Policy loans	633,558	3
Other long-term investments(2)	1,010,136	5
Short-term investments	71,128	—
Total	$18,748,272
(1) As of June 30, 2023, fixed maturities at amortized cost were $18.6 billion, net of $73 million of allowance for credit losses.
(2) Includes $759 million of investments accounted for under the fair value option which have a cost of $746 million as of June 30, 2023.

Fixed maturities at amortized cost, net of allowance for credit losses, by asset class as of June 30, 2023 are as follows:

Fixed Maturity Portfolio by Sector
	As of
	June 30, 2023
	Investment Grade	Below Investment Grade	Total Amortized Cost, net
Corporate bonds	$14,535,813	$447,197	$14,983,010
Municipals	3,071,617	—	3,071,617
Government, agencies and GSEs	435,917	—	435,917
Collateralized debt obligations	—	37,080	37,080
Other asset-backed securities	75,216	12,131	87,347
Total	$18,118,563	$496,408	$18,614,971
Below are fixed maturities available for sale by amortized cost, allowance for credit losses, and fair value at June 30, 2023 and the corresponding amounts of net unrealized gains and losses recognized in accumulated other comprehensive income (loss).

As of	Amortized Cost	Allowance for Credit Losses	Net Unrealized Gains (Losses)	Fair Value
June 30, 2023	$18,687,479	$(72,508)	$(1,581,521)	$17,033,450

At amortized cost, net of allowance for credit losses, 97% of fixed maturities (97% at fair value) were rated “investment grade.” The fixed maturity portfolio earned an annual taxable equivalent effective yield of 5.18% during the second quarter of 2023, compared with 5.16% in the year-ago quarter.

Globe Life is not a party to any credit default swaps and does not participate in securities lending.

GL Q2 2023 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q2 2023
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
Comparable information for acquisitions of fixed maturity investments is as follows:

Fixed Maturity Acquisitions
	Quarter Ended
	June 30,
	2023	2022
Amount	$359,487	$399,581
Average annual effective yield	5.8%	5.3%
Average rating	AA-	A+
Average life (in years) to:
Next call	15.5	11.3
Maturity	24.4	25.7

SHARE REPURCHASE:

During the quarter, the Company repurchased 778,328 shares of Globe Life Inc. common stock at a total cost of $83 million and an average share price of $107.26.

LIQUIDITY/CAPITAL:

Globe Life's operations consist primarily of writing basic protection life and supplemental health insurance policies which generate strong and stable cash flows. These cash flows are not impacted by volatile equity markets. Liquidity at the Parent Company is sufficient to meet additional capital needs of the insurance companies.

EARNINGS GUIDANCE FOR THE YEAR ENDING December 31, 2023:

Globe Life projects net operating income between $10.37 to $10.57 per diluted common share for the year ending December 31, 2023.

NON-GAAP MEASURES:

In this news release, Globe Life includes non-GAAP measures to enhance investors' understanding of management's view of the business. The non-GAAP measures are not a substitute for GAAP, but rather a supplement to increase transparency by providing broader perspective. Globe Life's definitions of non-GAAP measures may differ from other companies' definitions. More detailed financial information, including various GAAP and non-GAAP measurements, is located at https://investors.globelifeinsurance.com on the Investors page under “Financial Reports and Other Financial Information."

GL Q2 2023 Earnings Release

CAUTION REGARDING FORWARD-LOOKING STATEMENTS:

This press release may contain forward-looking statements within the meaning of the federal securities laws. These prospective statements reflect management’s current expectations, but are not guarantees of future performance. Whether or not actual results differ materially from forward-looking statements may depend on numerous foreseeable and unforeseeable events or developments, which may be national in scope, related to the insurance industry generally, or applicable to the Company specifically. Such events or developments could include, but are not necessarily limited to:

1) Economic and other conditions, including the continued impact of the recent pandemic, leading to unexpected changes in lapse rates and/or sales of our policies, as well as levels of mortality, morbidity, and utilization of health care services that differ from Globe Life's assumptions;

2) Regulatory developments, including changes in accounting standards or governmental regulations (particularly those impacting taxes and changes to the Federal Medicare program that would affect Medicare Supplement);

3) Market trends in the senior-aged health care industry that provide alternatives to traditional Medicare (such as Health Maintenance Organizations and other managed care or private plans) and that could affect the sales of traditional Medicare Supplement insurance;

4) Interest rate changes that affect product sales and/or investment portfolio yield;

5) General economic, industry sector or individual borrowers’ financial conditions that may affect the current market value of securities we own, or that may impair an issuer’s ability to make principal and/or interest payments due on those securities;

6) Changes in pricing competition;

7) Litigation results;

8) Levels of administrative and operational efficiencies that differ from our assumptions;

9) The ability to obtain timely and appropriate premium rate increases for health insurance policies from our regulators;

10) The customer response to new products and marketing initiatives;

11) Reported amounts in the consolidated financial statements which are based on management estimates and judgments which may differ from the actual amounts ultimately realized;

12) Compromise by a malicious actor or other event that causes a loss of secure data from, or inaccessibility to, our computer and other information technology systems; and

13) Globe Life’s ability to access the commercial paper and debt markets, particularly if such markets become unpredictable or unstable for a certain period.

Readers are also directed to consider other risks and uncertainties described in other documents on file with the Securities and Exchange Commission. Globe Life specifically disclaims any obligation to update or revise any forward-looking statement because of new information, future developments or otherwise.

GL Q2 2023 Earnings Release

EARNINGS RELEASE CONFERENCE CALL WEBCAST:

Globe Life will provide a live audio webcast of its second quarter 2023 earnings release conference call with financial analysts at 12:00 pm (Eastern) tomorrow, July 27, 2023. Access to the live webcast and replay will be available at https://investors.globelifeinsurance.com on the Calls and Meetings page, at the Conference Calls on the Web icon. Immediately following this press release, supplemental financial reports will be available before the conference call on the Investors page menu of the Globe Life website at “Financial Reports.”

For additional information contact:
Mike Majors, Executive Vice President - Policy Acquisition and Chief Strategy Officer
Globe Life Inc.
3700 South Stonebridge Drive
P. O. Box 8080
McKinney, Texas 75070-8080
Phone: 972-569-3627 or email: investors@globe.life
Website: https://investors.globelifeinsurance.com

GL Q2 2023 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q2 2023
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
APPENDIX

GLOBE LIFE INC.
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022(3)	2023	2022(3)
Revenue:
Life premium	$781,733	$756,892	$1,554,330	$1,506,020
Health premium	329,187	320,307	651,680	635,991
Other premium	—	—	—	—
Total premium	1,110,920	1,077,199	2,206,010	2,142,011
Net investment income	261,244	244,712	518,349	489,606
Realized gains (losses)	(45,843)	(30,446)	(76,770)	(37,690)
Other income	85	299	135	463
Total revenue	1,326,406	1,291,764	2,647,724	2,594,390

Benefits and expenses:
Life policyholder benefits(1)	512,664	492,364	1,020,641	987,793
Health policyholder benefits(2)	195,924	190,075	386,886	379,093
Other policyholder benefits	8,922	8,992	17,910	18,694
Total policyholder benefits	717,510	691,431	1,425,437	1,385,580
Amortization of deferred acquisition costs	94,080	86,185	186,402	170,681
Commissions, premium taxes, and non-deferred acquisition costs	138,459	126,213	276,256	251,722
Other operating expense	86,033	89,658	170,204	174,010
Interest expense	25,818	21,828	50,685	41,772
Total benefits and expenses	1,061,900	1,015,315	2,108,984	2,023,765

Income before income taxes	264,506	276,449	538,740	570,625
Income tax benefit (expense)	(49,246)	(52,476)	(99,870)	(109,168)
Net income	$215,260	$223,973	$438,870	$461,457

Basic net income per common share	$2.26	$2.28	$4.58	$4.67

Diluted net income per common share	$2.24	$2.26	$4.52	$4.63
(1)Net of remeasurement gain of $2.4 million for the three months ended June 30, 2023, and a remeasurement gain of $1.7 million for the same period in 2022. Net of remeasurement gain of $5.1 million for the six months ended June 30, 2023, and a remeasurement loss of $4.1 million for the same period in 2022.
(2)Net of remeasurement gain of $2.6 million for the three months ended June 30, 2023, and a remeasurement gain of $2.1 million for the same period in 2022. Net of remeasurement gain of $0.5 million for the six months ended June 30, 2023, and a remeasurement gain of $4.0 million for the same period in 2022.
(3)The amounts presented for 2022 have been retrospectively restated due to the adoption of ASU 2018-12.

GL Q2 2023 Earnings Release